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                                                                   EXHIBIT 10.35



                                 AMENDMENT NO. 1
                         TO THE SYBASE, INC. 401(k) PLAN
                          (JANUARY 1,1998 RESTATEMENT)


Sybase, Inc., (the "Company"), having established the Sybase, Inc. 401(k) Plan (the "Plan") effective as of January 1, 1987, and amended and restated the Plan on several prior occasions, most recently effective (generally) as of January 1, 1998, hereby again amends the Plan, effective July 1, 2001. The primary purpose of this amendment is to enable each Employee, if he or she was an employee of New Era of Networks, Inc., a company which became a wholly owned subsidiary of the Company on June 19, 2001, pursuant to the terms of an Agreement and Plan or Reorganization, dated as of February 20, 2001, among the Company, a wholly-owned subsidiary of the Company and New Era of Networks, Inc., on June 19, 2001:

        (a) To have Salary Deferrals made on his or her behalf for 2001, commencing on or after July 1, 2001, if he or she is an Eligible Employee on or after that date; and

        (b) To receive a Matching Contribution on the date specified in amended section 4.1.8(b) of the Plan, which shall be credited to his or her Matching Account under the Plan for 2001, in an amount equal to (1) the amount of the matching contribution that would have been credited to his or her account under the New Era of Networks, Inc. 401(k) Plan if that Plan had not been terminated on April 11, 2001, less (2) the amount of any Matching Contributions made to his or her Matching Account by reason of any Salary Deferrals made on his or her behalf for 2001, provided that such former New Era of Networks, Inc. employee is employed by any of the Employers or Affiliates on the last business day of 2001.

        1. Effective as of June 19, 2001, Section 4.1.2 is amended to read as follows:

               4.1.2 Maximum Match Amount. The Company's Chief Executive Officer (in his or her discretion) may determine in writing the maximum amount of the Matching Contribution that may be made on behalf of any Member for any Plan Year under this Section 4.1 (the "Maximum Match Amount"). For any Plan Year for which a different dollar amount is not determined by action taken and announced to eligible Members before the Plan Year begins, the Maximum Match Amount shall be fifteen hundred dollars ($1,500.00).

        2. Section 4.1 is further amended by adding a new Section 4.1.8 at the end thereof, to read as follows:

               4.1.8 Matching Contributions for Former New Era of Networks, Inc. Employees for 2001. Notwithstanding any contrary Plan provision, this Section
4.1.8 shall govern the terms and conditions under which Matching Contributions shall be made for the 2001 Plan Year to the Matching Accounts of New Era of Networks, Inc. Employees, and the provisions of this Section


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4.1 that precede Section 4.1.3 shall not apply for the 2001 Plan Year to
Employees who are New Era of Networks, Inc. Employees.

                      (a) Plan Eligibility. A New Era of Networks, Inc. Employee shall become a Member on the Entry Date that coincides with or next follows the later of July 1, 2001 or the date he or she becomes an Eligible Employee(1). A New Era of Networks, Inc. Employee who does not become a Member of the Plan before the last business day of 2001 under the preceding sentence, shall become an Inactive Member of the Plan on such last day if he or she is then a New Era of Networks, Inc. Match Employee.

                      (b) Matching Contribution Amounts and Mechanics.

                             (1) New Era of Networks, Inc. Employees Who Are
Eligible Employees. For each payroll period for which Salary Deferrals are credited for the 2001 Plan Year to the Salary Deferral Account of a New Era of Networks, Inc. Employee who is an Eligible Employee, the Employers shall make a Matching Contribution to his or her Matching Account for such payroll period equal to fifty percent (50%) of his or her Salary Deferrals for such payroll period, provided that the total amount of the Matching Contributions to be made under this paragraph (b)(l) shall not exceed $1,500 for the 2001 Plan Year.

                             (2) New Era of Networks, Inc. Employees Who Are New
Era of Networks, Inc. Match Employees. No later than January 31, 2002, the Employers shall make a Matching Contribution to the Matching Account of each New Era of Networks, Inc. Match Employee which is equal to the amount of his or her New Era of Networks, Inc. Matching Credit, provided that, if any Salary Deferrals were credited to the New Era of Networks, Inc. Match Employee's Salary Deferral Account for the 2001 Plan Year, the amount of the Matching Contribution to be made under this paragraph (b)(2) shall not exceed (A) the amount of his or her New Era of Networks, Inc. Matching Credit, less (B) the total amount of the Matching Contributions made under paragraph (b)(l) above.

                      (c) Definitions. In applying this Section 4.1.8, the following terms shall have the meanings specified below and capitalized terms not defined below shall have the meanings specified elsewhere in the Plan:

                             (1) "New Era of Networks, Inc." means New Era of
Networks, Inc., which became a wholly owned subsidiary of the Company on June 19, 2001.

                             (2) "New Era of Networks, Inc. Employee" means an
Employee who was employed by New Era of Networks, Inc. on June 19, 2001.

                             (3) "New Era of Networks, Inc. Match Employee"
means a New Era of Networks, Inc. Employee who is employed by any of the Employers or Affiliates on the last business day of 2001.


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(1) A "New Era of Networks, Inc. Employee" (see below) must be an "Eligible
Employee" (Plan Section 1.11) and employed by an Employer (Plan Section 1.13) in order to be eligible to participate in the Sybase Plan (i.e., "become a Member"). Simple written direction(s) by the Sybase CEO will be required to accomplish that. See Plan Sections 1.11 (b) and 1.13.


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                             (4) "New Era of Networks, Inc. Matching Credit"
means the amount of the matching employer contribution, if any, that would have been made to an Eligible New Era of Networks, Inc. Employee's account under the New Era of Networks, Inc. 401(k) Plan for its 2001 plan year, based on his or her deferral contributions made for the period January I through April 11, 2001 under the New Era of Networks, Inc. 401(k) Plan, if (A) the New Era of Networks, Inc. 401(k) Plan had not been terminated on April 11, 2001, and (B) he or she had remained an employee of New Era of Networks, Inc. on the last business day of 2001. For the avoidance of doubt, under the New Era of Networks, Inc. Plan,
(i) the maximum deferral contribution rate was sixteen percent (16%) of compensation, and (ii) the matching employer contribution rate was twenty-five percent (25%) of deferral contributions.

                             (5) "New Era of Networks, Inc. Plan" means the New
Era of Networks, Inc. 401(k) Plan, which was originally adopted by New Era of Networks, Inc. effective as of January 1, 1996, as in effect immediately prior to its termination on April 11, 2001.

        3. Effective as of January 1, 1998, Section 5.2 is amended to read as follows:

               5.2 Matching Contributions. Except as provided in Section 4.1.7, Matching Contributions shall be allocated, as of the Valuation Date on which they are received by the Trustee, to the Matching Accounts of those Active Members for whom the Matching Contributions were made pursuant to Section 4.1.

        4. Effective for distributions made after December 31, 1998, Section 8.6.3(c) is amended to read as follows:

               (c) "Eligible Rollover Distribution" means a distribution of any portion of the balance credited to the Account of a Member which is not (1) one of a series of substantially equal periodic payments made over (A) a specified period of ten years or (B) the life or life expectancy of the distributee, and
(2) required to be made under Section 401(a)(9) of the Code, to the extent that it constitutes an eligible rollover distribution (within the meaning of Section 401(a)(31)(C) of the Code), provided, however, that hardship distributions shall not be treated as eligible rollover distributions (within the meaning of section 402(c)(4)(C) of the Code).

       In Witness Whereof, by its duly authorized officer, has executed this Amendment No. 1 on the date indicated below.

                                        SYBASE, INC.

                                        By:  /s/ JOHN CHEN
                                             John Chen
                                             Chairman, CEO, and President

                                        Dated: June 29, 2001


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